SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)                February 5, 1997
                                                     ------------------------


                             MTR GAMING GROUP, INC.

             (exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        33-22521                                                84-1103135
(Commission File Number)                           (IRS Employer Identification
                                                         Number)


            1461 GLENNEYRE STREET, SUITE F, LAGUNA BEACH, CALIFORNIA

                    (Address of principal executive offices)
                                      92651
                                   (Zip Code)


Registrant's Telephone Number, Including Area Code:             (714) 376-3010
                                                                --------------

                                       N/A
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

                  On February 5, 1997, the Registrant signed a non-binding letter of intent (the "Letter") with Muskegon Race Course, Inc., a Michigan corporation, and Sports Valley West Limited Partnership, a Michigan limited partnership (collectively the "Seller"), that contemplates the lease, operation and possible acquisition by the Registrant of a 94 acre parcel of land (the "Real Property") and The Muskegon Racetrack (the "Racetrack" and together with the Real Property, the "Property"), a horse racing track and off-track betting facility located in Muskegon, Michigan.

                  Upon execution of the definitive agreement, the Registrant is to make a non-recourse loan (the "Loan") to the Seller in the amount of $900,000 in original principal amount for a term of three years, subject to renewal for an additional three years, at an annual interest rate to be agreed upon by the parties. All interest and principal shall be due and payable on the maturity date of the Loan. The Loan is to be secured by a second priority mortgage on the Property, all permits licenses and approvals (subject to requisite governmental and regulatory approvals) and subordinate to security interests in all equipment (subject to certain exclusions) and personalty.

                  Simultaneously with the funding of the Loan, or as soon thereafter as all required permits, licenses, and approvals are obtained by the Registrant from the necessary governmental and regulatory authorities having jurisdiction over the Property and the parties, the Registrant shall lease the Property from the Seller under a "triple net" lease (the "Lease") with monthly rental payments being net to Seller, as landlord, in an amount equal to the existing amount of Seller's current monthly first mortgage debt payment. Under the terms of the Lease, the Registrant shall be entitled to the exclusive right to operate and manage the Property. The initial term (the "Initial Term") of the Lease is for three years with one three year renewal option for an additional three year term (the "Renewal Term") granted by the Seller and exercisable by the Registrant in its discretion.

                  The Letter also contemplates the Seller granting the Registrant throughout the term of the Lease (and the renewal period) an option to purchase the Property. The purchase price will vary depending upon whether and when the State of Michigan approves additional forms of gaming, such as slot machines or video lottery, at the Racetrack. The option price includes the assumption of the existing $2.5 million first mortgage, assumption of the $900,000 second mortgage Loan to be made by the Registrant, and payment of either (i) $2.5 million if additional forms of gaming are approved within three years of the date of commencement of the Lease; (ii) $2 million if such approvals are in place within six years of the commencement of the Lease; or
(iii) $750,000 if such approvals are not in place within six years.

                  The Letter is subject to certain contingencies, including the Registrant's due diligence review, requisite governmental and regulatory approvals, execution of definitive agreements and certain other closing conditions.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                         MTR GAMING GROUP, INC.

                                                       By: /s/EDSON R. ARNEAULT
                                                       ------------------------
                                                           Edson R. Arneault,
                                                           President

Date: February 7, 1997